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                      [Moffitt & Company, P.C. Letterhead]



January 25, 2000


iBIZ Technology Corp.
1919 W. Lone Cactus Drive
Phoenix, AZ 85027


As independent public accountants, we hereby consent to the use in this Form 10-KSB of our report dated January 10, 2000, and to all references to our firm included in this Form 10-KSB.


Yours very truly,


/s/  Stanley M. Moffitt, CPA, for Moffitt & Company P.C.
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Stanley M. Moffitt, CPA
Moffitt & Company, P.C.